EX-33.4
(logo) FIFTH THIRD BANK



REPORT ON ASSESSMENT OF COMPLIANCE WITH SEC REGULATION AB SERVICING
CRITERIA

Fifth Third Mortgage Company (the "Asserting Party") is responsible for assessing compliance as of December 31, 2007 and for the period from January 1, 2007 through December 31, 2007 (the "Reporting Period") with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the "CFR"), except for criteria 229.1122 (d)(1)(iii), (d)(2)(iv),
(d)(3)(i)(c) and (d)(4)(xv) of the CFR, which the Asserting Party has concluded are not applicable to the activities it performs with respect to the residential mortgage loans covered by this report (such criteria, after giving effect to the exceptions identified above, the "Applicable Servicing Criteria"). The loans covered by this report, [set forth on Exhibit A hereto], include the residential mortgage loans sold to non-government-sponsored entities for which the Asserting Party served as servicer, that were completed on or after January 1, 2006 platform (the "Platform").

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole.

The Servicer has engaged certain vendors (the "Vendors") to perform specific, limited or scripted servicing activities as of and for the period ended December 31, 2007. Specific vendors have been identified as a party participating in the servicing function and have provided separate assessment and attestation reports for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors as set forth in section 1122(d)(4)(xi) and 1122(d)(4)(xii).

Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of December 31, 2007 and for the Reporting Period as set forth in this assertion.

Fifth Third Mortgage Company, as Servicer

By: /s/ Charles Marmes
Name: Charles Marmes
Title: Vice President
Date: February 29, 2008

By: /s/ Joe Robinson
Name: Joe Robinson
Title: Senior Vice President
Date: February 29, 2008


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
EXHIBIT "A"

Investor        INVESTOR NAME
63100           WELLS FARGO (CSMC 2006-8)
63105           LEHMAN (LXS 2006-7)
63113           WELLS FARGO (JPMMT2006-S2)
63115           WELLS FARGO (CSMC 2006-1)
63116           WELLS FARGO (CSMC 2006-2)
63117           WACHOVIA
63118           LEHMAN (LMT 2006-2)
63120           WELLS FARGO for JP MORGAN
63121           WELLS - EMC (PRIME 2006-CL1)
63122           WELLS FARGO (JPMMT2006-A3)
63123           WELLS FARGO (JPMMT2006-A4)
63126           WELLS FARGO (JPALT2006-S3)
63127           CITIGROUP (CMLTI 2006-AR6)
63128           WELLS FARGO (CSMC 2006-7)
63131           CS/FB changed to WELLS FARGO (CSMC 07-7)
63132           CITIGROUP (CMLTI 2006-AR7)
63133           WELLS FARGO (CSAB 2006-3)
63134           WELLS FARGO (MSIX2006-15XS)
63135           WACHOVIA
63138           WELLS FARGO (JPALT 2006-S4)
63139           US BANK (JPALT 2006-A7)
63142           CITIGROUP (CMLTI 2007 AR1)
63143           WELLS FARGO (JPMMT 2006-S4)
63144           WACHOVIA (Hudson City)
63145           WACHOVIA (Hudson City) Securitzied from 63137  Block 2 2-28-07 Block 3 3-29-07 Block 4 7-30-07
63146           WELLS FARGO (CSMC 07-01)
63147           US Bank (JPALT2007-A1)
63148           WACHOVIA (Block 1BUY 01398, 01399 Block 2 Buy 1400, 1401, 1402, 1403, 1404 2-28-07; Block 3 Buy 01409, 01410
                5-16-07)
63149           WELLS FARGO (CSMC 07-02)
63150           Bear Stearns (EMC FN0701)
63151           WELLS FARGO (CS ARMT 07-01)
63153           US Bank (WMLT 2007-A) 3-07
63155           CITIGROUP (CMLTI 2007-AR4) 3-07
63158           WELLS FARGO (JPMMT2007-S1) 3-07
63159           Bear Stearns (BSABS 2007-AC 3)
63160           Credit Suisse (37492)
63162           BEAR STEARNS -EMC (BSABS 2007-AC4) 4-07
63163           GOLDMAN SACHS (FITH MAY152007 30A) 5-07 SECURITIZED 6-07 Wells Fargo GSR 2007-4F
63164           WELLS FARGO (MSM 2007-8XS) 5-07
63165           WELLS FARGO (CS ARMT 07-02) 5-07
63166           WELLS FARGO (JPALT 2007-S1)
63167           Bear Stearns (BSABS 2007-AC 5) 6-07
63168           E*TRADE FINANCIAL (MS.E*TRADE (Settling 7.2.07))
63170           MORGAN STANLEY 06-07
63171           GOLDMAN SACHS (FTTD JUN282007ALT A) 6-07



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63172           Bear Stearns/EMC (FTBK FQ07A1) 06-07
63173           LEHMAN (LXS 2007-10H) 6-07
63174           Morgan Stanley (Tail ARMS-Retained) 07-07
63175           Morgan Stanley (Tail Funding (MS23831-Fixed)) 07-07
63176           WELLS FARGO GSAA 2007-8 2nd block was a deal and securitizied in the same month 07-07
63177           Bear Stearns/EMC (FQ07A1) 07-07
63178           E*TRADE FINANCIAL (MS.E*TRADE (Settling 8.17.07))
63179           WELLS FARGO BSAAT 2007-1 (8-30-07)
63180           WELLS FARGO BANK (MSM 2007-14AR) 10-07
63181           E*Trade Financial (MS.E*TRADE (Settling 7-19-07)
63183           Wells Fargo (CSMC 07-06) 9-07
63184           Wells Fargo (MSM 2007-13) 9-07
63185           Wells Fargo (MSM 2007-15AR) 11-30-07
67100           GOLDMAN SACHS (EASY EQUITY) Securitizied 6-07 GS
67101           GOLDMAN SACHS (EASY EQUITY)




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